                                                                    Exhibit 21

                         Subsidiaries of the Registrant
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     ANSYS Operating Corporation, a Delaware corporation

     SAS Acquisition Corp., a Delaware corporation

     SAS IP, Inc., a Wyoming corporation

     ASN Systems Limited